                                Exhibit No. 3

                                PROMISSORY NOTE
                                ---------------


$_____________  Roanoke, Virginia      Date: __________, 199__


     FOR VALUE RECEIVED, Genesis Financial Group, Inc., a Virginia corporation, promises to pay, without offset, to the order of _____________________________ ("Payee") the principal sum of____________ Dollars ($____________ _______)
together with interest on the unpaidbalance from time to time remaining at the annual rate of eighteen percent(18%). Principal and interest shall be due and payable in equal monthlyinstallments, commencing ____________, 199__ and on the first day of each month thereafter until _______________, _____, when the entire aggregate principal amount and accrued but unpaid interest shall be due and payable. Notwithstanding the foregoing, the initial installment of principal and interest may be different to reflect the additional interest that may accrue before the initial payment is due.

     Interest shall accrue on a 30/360 day basis. Each payment shall be applied first to interest then accrued, and the balance shall be credited to principal.

     Principal and interest are payable at such place as the holder hereof may designate in writing.

     If any payment herein provided for is not made within ten (10) days of the date when due, then before having recourse with respect to such nonpayment, the holder hereof shall give notice to the maker hereof of such nonpayment, and if the delinquent payment specified in such notice is not made within thirty (30) days of the effective date of such notice then the entire, unpaid principal sum evidenced by this note and all accrued, but unpaid interest shall at the option of the holder become immediately due and payable. No failure of the holder to exercise the right of accelerating the maturity of this indebtedness and no indulgence or forbearance granted from time to time shall be construed as a waiver of such right of acceleration or estop the holder from exercising such right at any time.


     Any notice required or desired to be given hereunder shall be in writing and shall be delivered by hand, or by U. S. certified mail and shall be properly addressed with sufficient postage delivery charge prepaid as follows:

     If to maker:                        Genesis Financial Group, Inc.
                                         c/o Jeffrey W. Akers
                                         4206 Williamson Road
                                         Roanoke, Virginia  24012

     If to holder:                       _____________________________

                                         _____________________________

                                         _____________________________

Any such notice shall be effective when actually received by the party to whom addressed. Either party may change its effective address by notice to that effect to the other party.

Notwithstanding any other provision of this note to the contrary, the holder hereof or his assignee or transferee or any other person from time to time entitled to receive payment hereunder, as the case may be, shall look solely to the assets of the maker of this note, both real and personal, in satisfaction of each and every obligation hereunder; in no event shall the officers or directors of maker have personal liability with respect to this obligation or any other obligation of maker.

     The maker and endorsers, guarantors and others from time to time obligated hereunder hereby severally waive and renounce the benefit of homestead and all other exemption rights as against this indebtedness or any renewal or extension hereof; and further waive demand, protest, notice of protest, presentment for payment, notice of dishonor and all defenses on the ground of extension of time for payment hereof.

     The maker hereof reserves the right to prepay the indebtedness evidenced hereby, in whole or in part, at any time or from time to time without penalty.

     Notwithstanding anything herein to the contrary, this Note shall be subject to the terms and conditions set forth in that certain Indenture issued to the Payee hereof to which Indenture reference is hereby made for a more detailed explanation of the additional obligations and responsibilities of the maker hereof and the additional rights of the holder.

     This note shall be governed and construed in all respects and enforced according to the laws of the Commonwealth of Virginia.

     IN WITNESS WHEREOF, the undersigned has caused this note to be executed as of the day and year first above set forth.

                                     Genesis Financial Group, Inc.,
                                     a Virginia Corporation

                                     By: _______________________________


                                     Its: ______________________________

                       RETAIL INSTALLMENT SALES CONTRACT

--------------------------------------------------------------------------------
Buyer (and Co-Buyer) Name and Address          Ceditor (Seller Name and Address)
(include County & Zip Code)


--------------------------------------------------------------------------------
You, the Buyer (and Co-Buyer, if any), may buy the vehicle described below for cash or on credit. The cash price is shown below as "Cash Price." The credit price is shown below as "Total Sale Price." By signing this contract, you choose to buy the vehicle on credit under the agreements on the front and back of this contract. This contract is not contingent upon any financing terms which are satisfactory to the parties.

Description of Vehicle. You agree to buy and the Creditor agrees to sell the following vehicle.

--------------------------------------------------------------------------------
New or Used             Year            Made and Model            Body Type


--------------------------------------------------------------------------------
Vehicle Identification No.              Use for Which Purchased
                                        [ ] personal    [ ] agricutural
                                        [ ] business    [ ] _________________
--------------------------------------------------------------------------------
If truck -- Describe body and major names of equipment sold:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                     FEDERAL TRUTH-IN-LENDING DISCLOSURES
--------------------------------------------------------------------------------
ANNUAL PERCENTAGE RATE       FINANCE CHARGE             Amount Financed
The cost of your credit      The dollar amount the      The amount of credit
as a yearly rate.            credit will cost you.      provided to you or on
                                                        your behalf

____________%                $ ______________           $ _______________
--------------------------------------------------------------------------------
Total of Payments                       Total Sale Price
The amount you will have paid           The total cost of your purchase
after you have made all                 on credit, including your
payments as scheduled.                  downpayment of $______________ is.

$_______________________                $__________________________
--------------------------------------------------------------------------------
Your Payment Schedule Will Be:
--------------------------------------------------------------------------------
Number of Payments                       Amount of Payments
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
When Payments Are Due                     Or as Follows
--------------------------------------------------------------------------------
Monthly beginning
--------------------------------------------------------------------------------
        beginning
--------------------------------------------------------------------------------
        beginning
--------------------------------------------------------------------------------
Late Charge. If a payment is not paid in full within 7 days after it is due, you will pay a late charge of 5% of the late payment.

Prepayment. If you pay off all your debt early, you will not have to pay a penalty and you may be entitled to a refund of part of the finance charge.

Security Interest. You are giving a security interest in the vehicle being purchased.

Additional information. See the other side of this contract for more information including information about nonpayment, default, any required repayment in full before the scheduled date, prepayment refunds and security interest.
--------------------------------------------------------------------------------
ITEMIZATION OF AMOUNT FINANCED
1. Cash Price (including any accessories,
   services, and taxes)_______________________________________$ _____________(1)
2. Total Downpayment = Net Trade-in $ ________________ + Cash
                       Downpayment $_________________________
   Your Trade-in is a _______________________________________ $ _____________(2)
                      Year            Make             Model
3. Unpaid Balance of Cash Price (1 minus 2)__________________ $ _____________(3)
4. Other Charges including Amounts Paid to Others on Your Behalf:
   A Cost of Physical Damage Insurance Paid to the Insurance
     Company Named Below -- Covering damage to the
     Vehicle. _______________________________________________ $ _____________
   B Cost of Optional Mechanical Repair Insurance Paid to the
     Insurance Company Named Below -- Covering Certain
     Mechanical Repairs. ____________________________________ $ _____________
   C Cost of Optional Credit Insurance for the Term of this
     Contract Paid to the Insurance Company or Companies
     Named below. Life $________________ Disability, Accident
     and Health $____________________________________________ $ _____________
   D Official Fees Paid to Government Agencies ______________ $ _____________
   E Taxes Not Included in Cash Price _______________________ $ _____________
   F Government License and/or Registration Fees (Itemize)___ $ _____________
   G Government Certificate of Title Fees ___________________ $______________
   H Other Charges (Seller must identify who will receive
     payment and describe purpose)
        to ______________ for _______________________________ $ _____________
        to ______________ for _______________________________ $ _____________
     Total Other Charges and Amounts Paid to Others on Your
     Behalf _________________________________________________ $ _____________(4)
5. Amount Financed -- Unpaid Balance (amount of credit you
   will get) (3 + 4) ________________________________________ $ _____________(5)
--------------------------------------------------------------------------------
Insurance. If any insurance is checked below, the policies or certificates issued by the Companies named will describe the terms and conditions.

Physical Damage Insurance. You may obtain physical damage insurance from anyone you want who is acceptable to the Creditor. If you get the insurance from the seller, the cost shown in 4A of the itemization above is $_____________________ Insurance Company _______________________ Term _____________ months.

Optional Mechanical Repair Insurance. The cost of this insurance is shown in 4B of the itemization above.

Insurance Company ____________________________________
Term: [ ] _____________ Months or ________________ Miles whichever occurs first.
--------------------------------------------------------------------------------
Optional Credit Insurance. Credit line insurance and credit disability insurance are not required to obtain credit and will not be provided unless you sign for them and agree to pay the additional cost. If you want this insurance, check the insurance desired and sign below. If you have chosen this insurance, the cost is shown in 4C of the itemization above.

Check the insurance desired:
[ ] Life (Buyer [ ]    Co-Buyer [ ]     Both [ ])
[ ] Disability, Accident and Health (Buyer Only)
By signing here, you are stating that you are under age 65.

[ ] __________________________________________________
    Name of Insurer

______________________________________________________
Home Office Address
This policy will pay your debt on this contract up to $____________________ Total policy coverage for this and other contracts is limited to $______________

                       NO LIABILITY INSURANCE INCLUDED.

_____________________________           _________________________________
Buyer signature         Date            Co-Buyer Signature           Date
--------------------------------------------------------------------------------
I (we) waive the benefit of my (our) Homestead Exemption as to this obligations.

You signed this contract and received a copy on (Do not date on Sunday) ________________________, 19 ____________________

Buyer Signs __________________________ Co-Buyer Signs _________________________

Co-Buyers and Other Owners--A co-buyer is a person who is responsible for paying the entire debt. An other owner is a person whose name is on the title to the vehicle but does not have to pay the debt. The co-buyer or other owner knows that the Creditor has a security interest in the vehicle and consents to the security interest.

Other owner signs here __________________ Address ______________________________

Creditor Signs ___________________ By _______________ Title ____________________

--------------------------------------------------------------------------------
This contract is assigned with recourse under the terms of the "Seller's Assignment" on the reverse side.

_________________________________________________________________
Seller

_________________________________________________________________
By              (If Corp. or Partnership)            (Title)

This contract is assigned without recourse or with limited recourse under the terms of the "Seller's Assignment" on the reverse side.

_________________________________________________________________
Seller

_________________________________________________________________
By              (If Corp. or Partnership)            (Title)

--------------------------------------------------------------------------------
                            Notice: See Other Side

WHITE--ORIGINAL  YELLOW--FILE COPY  PINK--BUYERS COPY  GOLDENROD--CO-BUYERS COPY

Ownership and risk of loss. You agree to pay the creditor all you owe under this contract even if the vehicle is damaged, destroyed or missing. You agree not to sell, transfer, or remove the vehicles from the State of Virginia without the Creditor's written permission. You agree not to expose the vehicle to misuse or confiscation. You will make sure the Creditor's security interest (lien) on the vehicle is shown on the title. If the Creditor pays any repair bills, storage bills, losses, fines, or other charges on the vehicle, you agree to pay the amount when the Creditor asks for it.

Security interests. You are giving the Creditor a security interest in the vehicle being purchased and any accessories, equipment and replacement parts being installed in the vehicle. The security interest also covers (1) insurance premiums and charges for service contracts returned to the creditor (2) proceeds of any insurance policies or service contract on the vehicle and (3) proceeds of any insurance policies on your life or health which are financed in this contract. This secures payment of all amounts you owe in this contract and in any transfer, renewal, extension or assignment of this contract. It also secures your other agreements in this contract.

Prepayment Refund. You can prepay all of your debt and get a refund or part of the Finance Charge. This refund will be figured by the Rule of 78's - a method commonly used to figure refunds on installment contracts, provided however the creditor is entitled to receive a minimum of $25 in finance charges. There will be no refund report to you if it is less than $1.00.

NOTICE IF YOU PAY THIS LOAN OR SALE ON CREDIT PARTIALLY OR IN FULL
        BEFORE ITS DUE DATE, THE AMOUNT OF INTEREST YOU PAY WILL BE GREATER THAN THE AMOUNT OF INTEREST YOU WOULD PAY FOR A SIMPLE INTEREST LOAN OF THE SAME PRINCIPAL AMOUNT.

Right to Refinance a Balloon Payment. Any installment which is more than twice the amount of an otherwise regularly scheduled equal installment is a Balloon Payment. If the property described in this contract is to be used primarily for consumer purposes, unless a separate agreement has been executed, the Buyer has the right to refinance any payment which is more than 10% greater than the regular or recurring installment payments on the basis of an extended period of time and additional payments which shall allow the balance to be paid in as few periodic payments not more than 10% greater than the regularly scheduled installment payments as are required to pay such balances.

Required Physical Damage Insurance. You agree to have physical damage insurance covering the loss or damage to the vehicle for the term of the contract. At any time during the term of this contract, if you do not have physical damage insurance which covers both the interest of you and the Creditor in the vehicle, then the Creditor may buy it for you. If the Creditor does not buy physical damage insurance which covers both interests in the vehicle, if may, if it decides, buy insurance which covers only the Creditor's interest .

        The Creditor is under no obligation to buy any insurance, but may do so if it desires. If the Creditor buys either of these coverages, it will let you know what type it is and the charge you must pay. The charge will consist of the cost of the insurance and a finance charge, at the highest lawful contract rate. You agree to pay the charge in equal installments along with the payments shown on the payment schedule.
        If the vehicle is lost or damaged, you agree that the Creditor can use any insurance settlement either to repair the vehicle or to apply to your debt.

Late Charge. You will have to pay a late charge on each payment received by the Creditor more than seven days late. The charge is shown on the front. You must also pay any cost paid by the Creditor to collect any late payment. Acceptance of a late payment or late charge does not excuse your late payment or mean that you can keep making payments after they are due. The Creditor may also takes the steps set forth below if there is any late payment.

Optional Insurance or Service Contracts. This contract may contain charges for optional insurance or service contracts. If the vehicle is repossessed, you agree that the Creditor may claim benefits under these contracts and terminate them to obtain refunds for unearned charges.

Insurance or Service Contract Charges Returned to Creditor. If any charge for required insurance is returned to the Creditor it may be credited to your account or used to buy similar insurance or insurance which covers only the Creditor's interest in the vehicles. Any refund on optional insurance or service contracts obtained by the Creditor will be credited to your account.
    Credits to your account will include both the amounts received by the Creditor and the unearned Finance Charges on those amounts. These credits will be applied to as many of your installments as they will cover beginning with the final installment. You will be notified of what is done.

Required Repayment in Full Before the Scheduled Date. If you fail to pay any payment within 10 days after it is due according to the payment schedule or if you break any of the agreements in the contract (default), the Creditor can demand that you pay all you owe on the contract at once. In figuring what you owe, the Creditor will give you a refund of part of the Finance Charge figured the dame as if you had prepaid in full.

Repossession of the Vehicle for Failure to Pay. Repossession means that if you fail to pay any payment within 10 days after it is due according to the payment schedule or if you break any of the agreements in this contract (default), the Creditor can take the vehicle from you. To take the vehicle the Creditor can enter your property or the property where it is stored, so long as it is done peacefully. If there is any personal property in the vehicle, such as clothing, the Creditor can store it for you. Any accessories, equipment or replacement parts will remain with the vehicle.

Getting the Vehicle Back After Repossession. If the Creditor repossesses the vehicle you have the right to get it back (redeem) by paying the entire amount you owe on the contract (not just past due payments) plus any late charges, the cost of taking and storing the vehicle and other expenses that the Seller or the Creditor has had in figuring the entire amount you owe on the contract. The Creditor will give your a refund for part of the Finance Charge figured the same as if you had prepared your contract. Your right to redeem will end when the vehicle is sold.

Sale of the Repossessed Vehicle. The Creditor will send you a written notice of sale at least 10 days before selling the vehicle. If you do not redeem the vehicle by the date on the notice the Creditor can sell it. The Creditor will use the net proceeds of the sale to pay all or part of your debt.
    The net proceeds of sale will be figured this way. Any late charges and any charges for taking and storing the vehicle, cleaning and advertising, etc. and any attorney fees and court costs will be subtracted from the selling price.
    If you owe the Creditor less than the net proceeds of sale, the Creditor will pay you the difference, unless required to pay it to someone else. For example, the Creditor may be required to pay a lender who has given you a loan and also taken a security interest in the vehicle.
    If you owe more than the net proceeds of sales, you will pay the Creditor the difference between the net proceeds of sale and what you owe when the Creditor asks for it. If you do not pay this amount when asked, you may also be charged interest at the highest lawful rate until you do pay all you owe to the Creditor.

Collection Costs. If the Creditor hires an attorney to collect what you owe, you will pay the attorney's reasonable fee and any court cost.

Delay in Enforcing Rights and Changes of this Contract. The Creditor can delay or refrain from enforcing any of the rights under the contract without losing them. For example, the Creditor can extend the time for making some payments without extending others. ANY CHANGE IN TERMS OF THIS CONTRACT MUST BE IN WRITING AND SIGNED BY THE CREDITOR. NO ORAL CHANGES ARE BINDING. If any part of this contract is not valid all other parts will remain enforceable.

Warranties Seller Disclaims. You understand that the Seller is not offering any warranties and that there are no implied warranties of merchantability, of Fitness for a particular purpose, or any other warranties, express or implied by the Seller, covering the vehicle unless the Seller extends a written warranty or service contract within 90 days from the date of this contract.

    An implied warranty of merchantability generally means first the vehicle is fit for the ordinary purpose for which such vehicles are generally used. A warranty of fitness for a particular purpose is a warranty that may arise when the Seller has reason to know the particular purpose for which you require the vehicle and you rely on the Seller's skill or judgement to furnish a suitable vehicle.

    This provision does not affect any warranties covering the vehicle which may be provided by the Vehicle manufacturers.

NOTICE: ANY HOLDER OF THE CONSUMER CREDIT CONTRACT IS SUBJECT TO ALL CLAIMS AND DEFENSES WHICH THE DEBTOR COULD ASSERT AGAINST THE SELLER OF GOODS OR SERVICES OBTAINED PURSUANT HERETO OR WITH THE PROCEEDS HEREOF. RECOVERY HEREUNDER BY THE DEBTOR SHALL NOT EXCEED AMOUNTS PAID BY THE DEBTOR HEREUNDER.

The Preceding NOTICE applies only to goods or services obtained primarily for personal, family, or household use. In all other cases Buyer will not assert against any subsequent holder or assignee of this contract any claims or defenses the Buyer (debtor) may have against the Seller, or against the manufacturer of the vehicle or equipment obtained under this contract.


______________________________________________________________________________

SELLER'S AGREEMENT

Seller sells and assigns to __________________________________ all of its right, title and interest in this contract.

Seller warrants and represents; (1) The contract across-from the sale of the property described on the face of the contract; (2) Seller had title to the property at the time of sale free of any liens; (3) All disclosures required by the law were properly made to that buyer prior to the Buyer signing the contract; (4) All insurance documentation will be delivered to the Buyer within the time required by law; (5) To the best of Seller's knowledge, the Customer's Statement attached is accurate. (6) The down-payment received by Seller is exactly as stated; (7) The contract is enforceable, and (8) Seller is licensed as required by law.

Each of these warranties and representations is material to assignee's acceptance of this contract. If any of them is breached or is erroneous, Seller unconditionally promises to accept reassignment of this contract and to pay assignee, upon demand the full amount of the unpaid balance under this contract. Seller also agrees to indemnify assignee to the full extent of all losses or expenses incurred by assignee as a result of such breach or error.

Seller agrees to indemnify assignee for any judicial setoff or loss as incurred as a result of a claim or defense of Buyer against Seller.

If this contract is rescinded by court order, Seller shall pay assignee the full amount assignee paid to purchase it. Seller shall be liable even if a waiver, compromise, settlement or variation of the terms of the contract releases the Buyer.

Seller waives notice of acceptance of this guarantee and notices non-payment and non-performance.

CONTRACTS ASSIGNED WITH RECOURSE

If this contract is assigned with recourse. In addition to the foregoing guarantees, indemnities and obligations Seller unconditionally guarantees payment on demand of the unpaid balance on this contract and all losses and expenses incurred by assignee. In the event of a default in payment of any installment, except as otherwise provided by the terms of the present assignee Retail Plan.

CONTRACTS ASSIGNED WITHOUT RECOURSE OR WITH LIMITED RECOURSE

If this contract is assigned without a recourse or with limited recourse, such assignment is without recourse to the Seller except to the circumstances set forth above and in and to the extent that an amount is stated in the following paragraph.

Seller unconditionally guarantees that if Buyer defaults in the payment of any installment under this agreement, Seller will pay, upon demand by assignee, the unpaid balance to the sum of $__________________________.
______________________________________________________________________________

             _______________________________________________


                         GENESIS FINANCIAL GROUP, INC.
                            a Virginia Corporation



                        __________________________


                                   Indenture


                        Dated as of July ___, 1997


                        __________________________



                                  $7,5000,000


         Corporate Promissory Notes with 3 1/2 Year Maturity Date

             _______________________________________________

                               TABLE OF CONTENTS

Article       Section               Heading                          Page
 1                        DEFINITIONS AND INCORPORATION                 1
                          BY REFERENCE

               1.01       Definitions                                   1
               1.02       Other Definitions                             2
               1.03       Incorporation by Reference of Trust           2
                          Indenture Act
               1.04       Rules of Construction                         3

 2                        THE SECURITIES                                3

               2.01       Form and Dating                               3
               2.02       Execution and Authentication                  3
               2.03       Registrar                                     4
               2.04       Corporation to Hold Money in Trust            4
               2.05       Securityholder Lists                          4
               2.06       Registration, Transfer and Exchange           4
               2.07       Replacement of Lost or Stolen                 4
                          Securities
               2.08       Outstanding Securities                        5
               2.09       Cancellation                                  5
               2.10       Defaulted Interest                            5

 3                        PREPAYMENT OF NOTES                           5

               3.01       Notices to Registrar                          5
               3.02       Selection of Notes to be Prepaid              6
               3.03       Notice of Prepayment                          6
               3.04       Deposit of Prepayment Amount                  6
               3.05       Effect of Notice of Prepayment                6
               3.06       Notes Prepaid in Part                         7

 4                        COVENANTS                                     7

               4.01       Certain Definitions                           7
               4.02       Payment of Securities                         8
               4.03       Limitation on Liens                           8
               4.04       Payment of Dividends                          9
               4.05       Corporate Existence                          10
               4.06       Maintenance of Principal Properties          10
               4.07       Ownership of Restricted Subsidiaries         10
               4.08       SEC Reports                                  11
               4.09       No Lien Created                              11
               4.10       Compliance Certificate                       11

 5                        SUCCESSOR CORPORATION                       11

               5.01       When Corporation May Merge, etc.            11
               5.02       When Securities Must Be Secured             11

 6                        DEFAULTS AND REMEDIES                       12

               6.01       Events of Default                           12
               6.02       Acceleration                                13
               6.03       Other Remedies                              13
               6.04       Waiver of Past Defaults                     14
               6.05       Control by Majority                         14
               6.06       Limitation on Suits                         14
               6.07       Rights of Holders to Receive Payment        14
               6.08       Collection Suit by Trustee                  15
               6.09       Trustee May File Proofs of Claim            15
               6.10       Priorities                                  15
               6.11       Undertaking for Costs                       15


 7                        TRUSTEE                                     16

               7.01       Duties of the Trustee                       16
               7.02       Rights of Trustee                           17
               7.03       Trustee's Disclaimer                        17
               7.04       Individual Rights of Trustee, etc.          17
               7.05       Notice of Defaults                          17
               7.06       Reports by Trustee to Holders               18
               7.07       Compensation and Indemnity                  18
               7.08       Replacement of Trustee                      18
               7.09       Successor Trustee by Merger, etc.           19
               7.10       Preferential Collection of Claims           19
                          Against Corporation

 8                        DISCHARGE OF INDENTURE                      19


 9                        AMENDMENTS, SUPPLEMENTS AND WAIVERS         19

               9.01       Without Consent of Holders                  19
               9.02       With Consent of Holders                     20
               9.03       Compliance with Trust Indenture Act         20
               9.04       Revocation and Effect of Consents           20
               9.05       Notation on or Exchange of Securities       21
               9.06       Trustee to Sign Amendments, etc.            21

10                        MISCELLANEOUS                               21

              10.01       Trust Indenture Act Controls                21
              10.02       Notices                                     21
              10.03       Communication by Holders with Other         22
                          Holders

              10.04       Certificate and Opinion as to                22
                          Conditions Precedent
              10.05       Statements Required in Certificate or        22
                          Opinion
              10.06       When Treasury Securities Disregarded         23
              10.07       Rules by Trustee and Registrar               23
              10.08       Legal Holidays                               23
              10.09       Governing Law                                23
              10.10       No Adverse Interpretation of Other           24
                          Agreements
              10.11       Successors                                   24

          SIGNATURES                                                   24

     INDENTURE dated as of July ____, 1997, is entered into by and between Genesis Financial Group, Inc. ("Corporation"), and Nancy C. Mattox ("Trustee").


     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Corporation's Promissory Notes (hereinafter collectively referred to as the "Securities"):

                                   ARTICLE 1
                  DEFINITIONS AND INCORPORATION BY REFERENCE
                  ------------------------------------------

Section 1.01.  Definitions.
               -----------




     "Corporation" means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.




     "Default" means any event which is, or after notice or lapse of time or both would be, an Event of Default.

     "Holder" or "Securityholder" means the person who is the holder of any Security and the person in whose name a Registered Security is registered on the Registrar's books.

     "Indenture" means this Indenture as amended or supplemented from time to time.

     "Note" means the Corporation's Promissory Notes issued pursuant to this Indenture and the Registration Statement.

     "Noteholder" means any person who at the time is the holder of any Note.

     "Officer" means the Chairman of the Board, the President, any Vice-President, the Treasurer or the Secretary of the Corporation.

     "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Corporation. (See Sections 10.04 and 10.05.)

     "Principal" of a Security means the amount stated as principal on the face of the Security.


     "Prospectus" means the Notes Prospectus being a part of the Corporation's SB-1 Registration Statement filed with the SEC pursuant to which this Indenture has been issued.

     "Registered Security" means Securities of the Corporation issued pursuant to this Indenture and fully registered on the Registrar's books.

     "Registered Securityholder" means the registered holder of any Registered Security.

     "Registration Statement" means the SB-1 Registration Statement filed by the Corporation with the SEC pursuant to the Corporation's offer to sell up to $7,500,000.00 in Notes to investors.

     "SEC" means the Securities and Exchange Commission.


     "Securities" means the Notes issued pursuant to this Indenture and the Registration Statement, as amended or supplemented from time to time.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa et seq.) as in effect on the date of this Indenture.

     "Trustee" means the party named as such in this Indenture until a successor replaces him and thereafter means the successor.

Section 1.02.  Other Definitions.
               -----------------

               Term                             Defined in Section
     "Bankruptcy Law"                                    6.01
     "Board of Directors"                                4.01
     "Consolidated Net Tangible Assets"                  4.01
     "Custodian"                                         6.01
     "Debt"                                              4.01
     "Event of Default"                                  6.01
     "Legal Holiday"                                    10.08
     "Lien"                                              4.01
     "Principal Property"                                4.01
     "Registrar"                                         2.03
     "Restricted Property"                               4.01
     "Restricted Subsidiary"                             4.01
     "Subsidiary"                                        4.01

Section 1.03.  Incorporation by Reference of Trust Indenture Act.
               -------------------------------------------------

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the SEC.

     "indenture securities" means the Securities.

     "indenture securityholder" means a Securityholder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" means the Trustee.

     "obligor" on the indenture securities means the Corporation.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them.

Section 1.04.  Rules of Construction.
               ---------------------

     Unless the context otherwise requires:

     (1)  a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

     (3)  "or" is not exclusive; and

     (4) words in the singular include the plural, and in the plural include the singular.

                                   ARTICLE 2
                                THE SECURITIES
                                --------------

Section 2.01.  Form and Dating.
               ---------------


     The Securities shall be comprised of the Notes. A copy of a form Note is appended hereto in Exhibit A. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Corporation shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

Section 2.02.  Execution and Authentication.
               ----------------------------


     One Officer shall sign the Securities for the Corporation. The Corporation's seal shall be reproduced on the Securities, if deemed necessary by the Trustee.


     No Security shall be valid until the Officer manually signs the Note. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The Corporation shall authenticate Securities for original issue in the aggregate principal amount of up to $7,500,000 as provided for in the Registration Statement. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.07.

Section 2.03.  Registrar.
               ---------

     The Corporation shall maintain an office where Securities may be presented for registration of transfer or for exchange ("Registrar") and for payment. The Registrar shall keep a register of the Registered Securities and of their transfer and exchange. The Corporation may have one or more Co-Registrars, any one or all of whom may be Officers.

Section 2.04.  Corporation to Hold Money in Trust.
               ----------------------------------

     The Corporation shall hold in trust for the benefit of Securityholders all money held by the Corporation for the payment of principal and/or interest on the Securities and shall notify the Trustee of any default by the Corporation in making any such payment. The Corporation shall segregate the money and hold it as a separate trust fund.

Section 2.05.  Securityholder Lists.
               --------------------

     The Corporation shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Registered Securityholders and provide the Trustee with a copy of the list as updated upon request in writing.

Section 2.06.  Registration, Transfer and Exchange.
               -----------------------------------


     The Corporation will issue fully Registered Securities in the form of Exhibit A attached hereto.


     Subject to applicable state and federal laws, including, without limitation, securities laws, the Corporation will permit a Securityholder to exchange or transfer a Note. To permit such transfer or exchange, the Corporation shall authenticate Securities at the Registrar's and/or Trustee's request. The Corporation will not charge a fee for any such exchange or transfer.

Section 2.07.  Replacement of Lost or Stolen Securities.
               ----------------------------------------

     If the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Corporation shall issue and authenticate a replacement Security corresponding to the Security that was lost, destroyed or wrongfully taken, if the requirements of the Virginia Uniform Commercial Code are met. In the event any lost, destroyed or wrongfully taken Security shall have matured or is about to mature, the Corporation may pay the same if the requirements of the applicable provisions of the Virginia Uniform Commercial Code are met. An indemnity bond must be sufficient in the judgment of the Corporation and Trustee to protect the Corporation, Trustee, the Registrar or any Co-Registrar from any loss which any of them may suffer if a Security is replaced. The Corporation may charge for its expenses in replacing a Security for the reasons set forth herein.

Section 2.08.  Outstanding Securities.
               ----------------------

     Securities outstanding at any time are all Securities authenticated by the Corporation except for those canceled by it and those described in this Section. Securities outstanding include those held by the Corporation or its affiliates.

     If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Corporation receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

     If the Corporation pays in cash, by wire transfer, or by certified funds, either by personal delivery or by certified mail to the last known address of the Securityholder on a maturity date in an amount sufficient to pay Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue. Such Securities carry no rights except the right to receive payment.

Section 2.09.  Cancellation.
               ------------


     The Corporation at any time may deliver Securities to the Registrar for cancellation. The Registrar shall cancel and destroy all Securities surrendered for exchange, payment or cancellation. The Corporation may not issue new Securities to replace Securities it has paid and delivered to the Registrar for cancellation.

Section 2.10.  Defaulted Interest.
               ------------------


     If and to the extent the Corporation defaults in a payment of any principal and/or interest due under any Registered Security, it shall pay the defaulted installment plus interest to the persons who are Registered Securityholders in accordance with the respective terms set forth under the Note.

                                   ARTICLE 3
                              PREPAYMENT OF NOTES
                              -------------------

Section 3.01.  Notices to Registrar.
               --------------------

     If the Corporation wants to prepay the Notes as provided therein, it shall notify the Registrar and Trustee of the prepayment date and the principal amount of Notes to be prepaid.

     If the Corporation wants to prepay a portion of the principal amount of the Notes on a pro-rata basis, it shall notify the Registrar and Trustee of the amount of the reduction and the basis for it.

Section 3.02.  Selection of Notes to be Prepaid.
               --------------------------------

     If less than all Notes are to be prepaid, the Registrar and Trustee shall select the Notes to be prepaid by a method the Registrar and Trustee consider fair and appropriate. The Registrar and Trustee shall make the selection from Notes outstanding not previously prepaid in part. The Registrar and Trustee may select for prepayment portions of the principal of Notes that have an outstanding principal balance larger than $1,000. Notes and portions of them they select shall be in amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Notes selected for prepayment in full also apply to portions of Notes selected for prepayment.

Section 3.03.  Notice of Prepayment.
               --------------------

     At least 5 days but not more than 30 days before a prepayment date, the Corporation shall mail and first publish notice of prepayment as provided in
Section 9.02.

     The notice shall identify the Notes to be prepaid and shall state:

     (1)  the prepayment date;

     (2)  the prepayment amount;

     (3)  the name and address of the Registrar;

     (4) that Notes prepaid in full must be surrendered to the Registrar to collect the prepayment amount;

     (5) that interest on Notes prepaid in full ceases to accrue on and after the prepayment date; and

     (6) the remaining principal indebtedness outstanding under Notes to be prepaid in part.

     The Registrar shall give the notice of prepayment in the Corporation's name and at its expense.

Section 3.04.  Deposit of Prepayment Amount.
               ----------------------------

     On or before the prepayment date, the Corporation shall deposit in a separate corporate account money sufficient to pay the prepayment amount on all Notes to be prepaid, in full or in part, on that date.

Section 3.05.  Effect of Notice of Prepayment.
               ------------------------------

     Once notice of prepayment is given, Notes called for prepayment in full become due and payable on the prepayment date and at the prepayment amount stated in the notice, unless a Noteholder shall provide Corporation with a written objection as to the prepayment amount within five (5) days after receipt of the notice of prepayment. Upon receipt of a written objection, the Corporation shall recalculate the principal and interest outstanding under the Note and shall pay the amount agreed upon by the Corporation and Noteholder. Upon surrender of the Notes to the Registrar and after any prepayment adjustment is made to a Note as provided herein, such Notes shall be paid as stated in the notice.

Section 3.06.  Notes Prepaid in Part.
               ---------------------

     Upon prepayment of a Note in part only, the Registrar shall certify for the Noteholder the principal balance remaining under the Note.

                                   ARTICLE 4
                                   COVENANTS
                                   ---------

Section 4.01.  Certain Definitions.
               -------------------

     "Board of Directors" means the Board of Directors of the Corporation or any committee of the Board.

     "Consolidated Net Tangible Assets" means the consolidated net worth of the Corporation, as determined under generally acceptable accounting principles, all as shown on the Corporation's most recent consolidated balance sheet.

     "Debt" means any debt for borrowed money or any guarantee of such a debt.

     "Lien" means any mortgage, pledge, security interest or lien.

     "Principal Property" means any property owned by the Corporation or a Restricted Subsidiary except any such property which, in the opinion of the Board of Directors, is not of material importance to the total business conducted by the Corporation and its Subsidiaries.

     "Restricted Property" means:

     (1)  any Principal Property,

     (2)  any Debt of a Restricted Subsidiary, or

     (3) any shares of stock of a Restricted Subsidiary, not owned or hereafter acquired by the Corporation or a Restricted Subsidiary.

     "Restricted Subsidiary" means a Subsidiary deemed to be a significant subsidiary under the Rules and Regulations of the SEC in effect at the time the determination is made.

     "Subsidiary" means a corporation of which the Corporation, the Corporation and one or more Subsidiaries, or one or more Subsidiaries at the time own a majority of the corporation's outstanding stock having voting power under ordinary circumstances to elect a majority of that corporation's board of directors.

Section 4.02.  Payment of Securities.
               ---------------------

     The Corporation shall promptly pay the principal of, interest on and amounts owing under the Securities on the dates and in the manner provided in the Securities. An installment of principal, interest or other obligation due and owing shall be considered paid on the date it is due if the Registrar pays on that date money designated for and sufficient to pay the installment in the manner provided in Section 2.08 of this Indenture. The Corporation shall pay interest on overdue principal installments or on such other obligations owed by the Corporation at the rate borne by the applicable Security.

Section 4.03.  Limitation on Liens.
               -------------------

     The Corporation shall not, and it shall not permit any Restricted Subsidiary to, create, incur or assume a Lien on Restricted Property to secure a Debt unless:

     (1) the Lien equally and ratably secures the Securities and the Debt. The Lien may equally and ratably secure the Securities and any other obligation of the Corporation or a Subsidiary. The Lien may not secure an obligation of the Corporation that is subordinated to the Securities;

     (2) the Lien is on property, Debt or shares of stock of a corporation at the time the corporation becomes a Restricted Subsidiary;

     (3) the Lien is on property at the time the Corporation or a Restricted Subsidiary acquires the property. The Lien may not extend to any other property owned by the Corporation or a Restricted Subsidiary at the time the Lien is created, incurred or assumed;

     (4) the Lien secures Debt incurred to finance all or some of the purchase price or cost of construction of property of the Corporation or a Restricted Subsidiary. The Lien may not extend to any other property owned by the Corporation or a Restricted Subsidiary at the time the Lien is created, incurred or assumed. In the case of any construction, however, the Lien may extend to unimproved real property for the construction. The Debt secured by the Lien may not be incurred more than 120 days after the later of the acquisition, completion of construction or commencement of full operation of the property subject to the Lien;

     (5) the Lien secures Debt of a Restricted Subsidiary owing to the Corporation or another Restricted Subsidiary;

     (6) the Lien is on property of a corporation at the time the corporation merges into or consolidates with the Corporation or a Restricted Subsidiary;

     (7) the Lien is on property of a person at the time the person transfers or leases all or substantially all of its assets to the Corporation or a Restricted Subsidiary;

     (8) the Lien is in favor of a government or governmental entity and secures payments pursuant to a contract or statute or secures Debt incurred to finance all or some of the purchase price or cost of construction of the property subject to the Lien;

     (9) the Lien extends, renews or replaces in whole or in part a Lien ("existing Lien") enumerated in Clauses (1) though (8) above. The Lien may not extend beyond (i) the property subject to the existing Lien, and (ii) improvements and construction on such property. The Debt secured by the Lien may not exceed the Debt secured at the time by the existing Lien;


     (10) the Lien arises out of a judgment, decree or court order, so long as any appropriate legal proceeding which may have been initiated for review shall not have been finally terminated or so long as the period within which such proceeding may be initiated shall not have expired; or


     (11) the Lien secures Debt of the Corporation or a Restricted Subsidiary if such Debt plus all other Debt of the Corporation and its Restricted Subsidiaries secured by Liens on Restricted Property, excluding Debt secured by a Lien existing as of the date of this Indenture or permitted by clauses (1) through (10) above, at the time does not exceed 5% of Consolidated Net Tangible Assets.

Section 4.04.  Payment of Dividends.
               --------------------

     The Corporation shall not: (a) declare or pay any dividend or make any distribution on its capital stock or to its stockholders (other than dividends or distributions payable solely in shares of the capital stock of the Corporation); (b) purchase, redeem or otherwise acquire or retire for value any shares of its capital stock; or (c) permit a Subsidiary to purchase, redeem or otherwise acquire or retire for value any share of capital stock of the Corporation until the Securities are satisfied in full.

Section 4.05.  Corporate Existence.
               -------------------

     Subject to Article 5, the Corporation will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises; provided, however, that the Corporation shall not be required to preserve any right or franchise if it shall determine that the preservation is no longer desirable in the conduct of the Corporation's business and that the loss will not be disadvantageous in any material respect to the Holders.

Section 4.06.  Maintenance of Principal Properties.
               -----------------------------------

     The Corporation will cause all Principal Properties to be maintained and kept in good condition, repair and working order and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Corporation may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that neither the Corporation nor any Restricted Subsidiary shall be prevented from discontinuing the operation and maintenance of any of such Principal Properties or from omitting to make any repairs, renewals, replacements, betterments or improvements thereof if such discontinuance or omission is, in the judgment of the Corporation, desirable in the conduct of the business of the Corporation and its Restricted Subsidiaries taken as a whole.

Section 4.07.  Ownership of Restricted Subsidiaries.
               ------------------------------------

     So long as any of the Securities shall be outstanding:

          (a) the Corporation will own directly, or indirectly, through one or more wholly-owned Subsidiaries, more than 80% of the voting shares, of each Restricted Subsidiary; and

          (b) the Corporation will not permit any Restricted Subsidiary to merge or consolidate with or into, or to sell, assign, transfer or otherwise dispose of the assets of such Restricted Subsidiary substantially as an entirety to any corporation or other person, except where the corporation surviving in such merger or consolidation, or the person to which such sale, assignment, transfer or other disposition is made, upon consummation of such transaction, will be a Restricted Subsidiary.

Section 4.08.  SEC Reports.
               -----------

     The Corporation shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports, information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Corporation is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. The Corporation also shall comply with the other provisions of TIA (S) 314(a) to the extent applicable.

Section 4.09.  No Lien Created.
               ---------------

     This Indenture and the Securities do not create a Lien, charge or encumbrance on any property of the Corporation or any Subsidiary.

Section 4.10.  Compliance Certificate.
               ----------------------

     The Corporation shall deliver to the Trustee within 120 days after the end of each fiscal year of the Corporation an Officers' Certificate stating whether or not the signers know of any default by the Corporation in performing its covenants in Article 4. If they do know of such a default, the Certificate shall describe the default. The Certificate need not comply with Section 10.05. The first Certificate shall be delivered to the Trustee by April 30, 1998.

                                   ARTICLE 5
                             SUCCESSOR CORPORATION
                             ---------------------

Section 5.01.  When Corporation May Merge, etc.
               --------------------------------

     The Corporation shall not consolidate with or merge into, or transfer all or substantially all of its assets to another corporation unless the resulting, surviving or transferee corporation assumes by supplemental indenture all the obligations of the Corporation under the Securities and this Indenture. Thereafter all such obligations of the predecessor corporation shall terminate.

Section 5.02.  When Securities Must Be Secured.
               -------------------------------

     If, upon any such consolidation, merger or transfer, a Restricted Property would become subject to an attaching Lien that secures Debt, then before the consolidation, merger, or transfer occurs, the Corporation by supplemental indenture shall secure the Securities by a direct Lien on the Restricted Property. The direct Lien shall have priority over all Liens on the Restricted Property except those already on it. The direct Lien may equally and ratably secure the Securities and any other obligation of the

Corporation or a Subsidiary. The Corporation, however, need not comply with this Section if:

     (a) upon the consolidation, merger or transfer the attaching Lien will secure the Securities equally and ratably with Debt secured by the attaching Lien; or

     (b)  The Corporation or a Restricted Subsidiary under clauses (2) through
          (11) of Section 4.03 could create a Lien on the Restricted Property to secure Debt at least equal in amount to that secured by the attaching Lien.

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES
                             ---------------------

Section 6.01.  Events of Default.
               -----------------

     Subject to Section 6.02, an "Event of Default" occurs if:


     (1) the Corporation defaults in the payment of an installment due under any Note when the same becomes due and payable, whether at maturity or otherwise, and the default continues after the expiration of any cure period provided for under the terms of the Note;

     (2) the Corporation fails to comply with any of its other agreements in the Securities or this Indenture and the default continues for the period and after the notice specified below;


     (3)  the Corporation pursuant to or within the meaning of any Bankruptcy
          Law:

          (A)  commences a voluntary case;

          (B) consents to the entry of an order for relief against it in an involuntary case;

          (C) consents to the appointment of a Custodian of it or for any substantial part of its property;

          (D) makes a general assignment for the benefit of its creditors; or

          (E) fails generally to pay its debts as they become due; or


     (4) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (A) is for relief against the Corporation in an involuntary case;

          (B) appoints a Custodian of the Corporation or for any substantial part of its property; or

          (C) orders the liquidation of the Corporation;

          and the order or decree remains unstayed and in effect for 90 days.

     The term "Bankruptcy Law" means title 11, United States Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.


     A default under clause (2) above is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Corporation of the default and the Corporation does not cure the default within 90 days after receipt of the notice. The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default."

Section 6.02.  Acceleration.
               ------------


     If an Event of Default occurs and is continuing, the Trustee by notice to the Corporation or the Holders of at least 25% in principal amount of the Security in default may declare the principal of and accrued interest on all of the Securities to be due and payable immediately. Notwithstanding anything herein to the contrary, no Event of Default shall occur if the Corporation and the effected Securityholders shall negotiate a settlement of any outstanding default.

Section 6.03.  Other Remedies.
               --------------

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal, interest and/or other financial obligations due under the terms of the applicable Securities or to enforce the performance of any provision of the applicable Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04.  Waiver of Past Defaults.
               -----------------------

     Subject to Section 9.02, the Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences. When a Default or Even of Default is waived, it is cured and stops continuing.

Section 6.05   Control by Majority.
               -------------------

     The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture, that is unduly prejudicial to the rights of other Securityholders or that may involve the Trustee in personal liability.

Section 6.06.  Limitation on Suits.
               -------------------


     Subject to Section 6.02, the Securityholders of the Security may not pursue any remedy with respect to this Indenture or the applicable Security unless:

     (1) the Securityholder(s) holding the Security in default gives the Trustee written notice of a continuing Event of Default as may be provided for under the terms of the applicable Security;


     (2) the applicable Securityholders holding at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

     (3) such Securityholder or Securityholders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; and

     (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity.

     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder holding a similar Security or to obtain a preference or priority over such a Securityholder.

Section 6.07.  Rights of Holders to Receive Payment.
               ------------------------------------

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal and/or interest on any Security, or to bring suit for the enforcement of any such payment on or after the respective due dates, shall not be impaired or affected without the consent of the Holder of the Security.

Section 6.08.  Collection Suit by Trustee.
               --------------------------


     If an Event of Default in payment of interest, principal, or any other obligation as specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Corporation for the whole amount of principal and interest remaining unpaid to all Securityholders.

Section 6.09.  Trustee May File Proofs of Claim.
               --------------------------------

     The Trustee may file such proof of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Securityholders allowed in any judicial proceedings relative to the Corporation, its creditors or its property.

Section 6.10.  Priorities.
               ----------

     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First:  to the Trustee for amounts due under Section 7.07;


Second: to the applicable Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

Third:  to the Corporation.

     The Trustee may fix a record date and payment date for any payment to Registered Securityholders.

Section 6.11   Undertaking for Costs.
               ---------------------

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of Securities pursuant to
Section 6.07, or a suit by Holders of more than 10% in principal amount of the Securities.

                                   ARTICLE 7
                                    TRUSTEE
                                    -------

Section 7.01  Duties of the Trustee.
              ---------------------

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (b)  Except during the continuance of an Event of Default:

          (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

           (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (b) of this Section.

          (2) The Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

     (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money received by it except as otherwise agreed with the Corporation.

Section 7.02.  Rights of Trustee.
               -----------------

     (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an opinion of counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Certificate or opinion.

     (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

Section 7.03.  Trustee's Disclaimer.
               --------------------

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Corporation's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities, other than its certificate of authentication, or in any prospectus used in the sale of the Securities, other than statements provided in writing by the Trustee for use in such prospectus.

Section 7.04.  Individual Rights of Trustee, etc.
               ----------------------------------

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Corporation with the same rights it would have if it were not Trustee. Any Registrar or Co-registrar may do the same with like rights. The Trustee, however, must comply with Section 7.10.

Section 7.05.  Notice of Defaults.
               ------------------

     If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail and first publish as provided in Section 10.02 notice of the Default within 90 days after it occurs. Except in the case of a default in payment on any Security, the Trustee may withhold the notice if it in good faith determines that withholding the notice is in the interests of Securityholders.

Section 7.06.  Reports by Trustee to Holders.
               -----------------------------

     Within 60 days after each December 31 beginning with the December 31 following the date of this Indenture, the Trustee shall provide to the Securityholders specified in TIA (S) 313(c) a brief report dated as of such December 31 that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S) 313(b).

Section 7.07.  Compensation and Indemnity.
               --------------------------

     The Corporation may pay to the Trustee from time to time reasonable compensation for its services as negotiated between the Trustee and the Corporation. The Corporation shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses may include the reasonable compensation and expenses of the Trustee's agents and attorneys. The Corporation shall indemnify the Trustee against any loss or liability incurred by it. The Trustee shall notify the Corporation promptly of any claim for which it may seek indemnity. The Corporation shall defend the claims and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Corporation shall pay the reasonable fees and expenses of such counsel. The Corporation need not pay for any settlement made without its consent. The Corporation need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

     To secure the Corporation's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities.

Section 7.08.  Replacement of Trustee.
               ----------------------

     The Trustee may resign by so notifying the Corporation. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the removed Trustee and may appoint a successor Trustee with the Corporation's consent. The Corporation may remove the Trustee if:

     (1)  the Trustee is adjudged a bankrupt or an insolvent;

     (2) a receiver or other public officer takes charge of the Trustee or its property; or

     (3)  the Trustee otherwise becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Corporation shall promptly appoint a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Corporation. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall give notice of its succession to each Securityholder as provided in Section 10.02.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Corporation or the Holders of a majority in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

Section 7.09.  Successor Trustee by Merger, etc.
               ---------------------------------

     If a corporate Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

Section 7.10.  Preferential Collection of Claims Against Corporation.
               ------------------------------------------------------

     The Trustee shall comply with TIA (S)311(a), excluding any creditor relationship listed in TIA (S)311(b). A Trustee who has resigned or been removed shall be subject to TIA (S)311(a) to the extent indicated.

                                   ARTICLE 8
                             DISCHARGE OF INDENTURE
                             ----------------------

     This Indenture and all obligations of the Corporation hereunder shall terminate upon the payment of all obligations due and owing under the Securities, as the same may be amended and/or adjusted from time to time.


                                   ARTICLE 9
                      AMENDMENTS, SUPPLEMENTS AND WAIVERS
                      -----------------------------------

Section 9.01.  Without Consent of Holders.
               --------------------------

     The Corporation may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

     (1)  to cure any ambiguity, omission, defect or inconsistency;

     (2)  to comply with Article 5;

     (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; or

     (4) to make any change that does not adversely affect the rights of any Securityholder.

Section 9.02.  With Consent of Holders.
               -----------------------

     The Corporation may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of not less than a majority in principal amount of the Securities. The Holders of a majority in principal amount of the Securities may waive compliance by the Corporation with any provision of this Indenture or the Securities without notice to any Securityholder. Without the consent of each Securityholder specifically affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

     (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

     (2) reduce the rate or extend the time for payment of interest on any Security;

     (3)  reduce the principal of or extend the fixed maturity of any Security;

     (4) make any Security payable in money other than that stated in the Security; or

     (5)  waive a default in payment of principal or interest on any Security.

Section 9.03.  Compliance with Trust Indenture Act.
               -----------------------------------

     Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect, if applicable.

Section 9.04.  Revocation and Effect of Consents.
               ---------------------------------

     A consent to an amendment, supplement or waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. Any such Holder or subsequent Holder, however, may revoke the consent as to his Security or portion of a

Security. The Trustee must receive the notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder.

Section 9.05.  Notation on or Exchange of Securities.
               -------------------------------------

     If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Corporation or the Trustee so determine, the Corporation in exchange for the Security shall issue and the Trustee shall authorize a new Security that reflects the changed terms.

Section 9.06.  Trustee to Sign Amendments, etc.
               --------------------------------

     The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights of the Trustee. If it does, the Trustee may but need not sign it. The Corporation may not sign an amendment or supplement until the Board of Directors approves it.


                                  ARTICLE 10
                                 MISCELLANEOUS
                                 -------------

Section 10.01.  Trust Indenture Act Controls.
                ----------------------------

     If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 10.02.  Notices.
                -------

     Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first-class mail addressed as follows:

     If to the Corporation:   Genesis Financial Group, Inc.
                              4206 Williamson Road
                              Roanoke, VA  24012
                              Attention:  President

     If to the Registrar:     Genesis Financial Group, Inc.
                              4206 Williamson Road
                              Roanoke, VA  24012
                              Attention:  Registrar

     If to the Trustee:       Nancy C. Mattox
                              1200 Allen Street
                              New Castle, VA 24127

     Any notice or communication to Securityholders shall be sufficiently given if mailed by first-class mail to each Registered Securityholder at his address as it appears on the lists or registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

     Failure to give notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the Securityholder receives or reads it.

Section 10.03.  Communication by Holders with Other Holders.
                -------------------------------------------

     Securityholders may communicate pursuant to TIA (S)312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Corporation, the Trustee, the Registrar and anyone else shall have the protection of TIA (S)312(c).

Section 10.04.  Certificate and Opinion as to Conditions Precedent.
                --------------------------------------------------

     Upon any request or application by the Corporation to the Trustee to take any action under this Indenture, the Corporation shall furnish to the Trustee:

     (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (2) an opinion of counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Each opinion of counsel shall be in writing. The legal counsel who renders it may be an employee of or counsel to the Corporation. The legal counsel shall be acceptable to the Trustee.

Section 10.05.  Statements Required in Certificate or Opinion.
                ---------------------------------------------

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

     (1) a statement that the person making such certificate or opinion has read such covenant or condition;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinions of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 10.06.  When Treasury Securities Disregarded.
                ------------------------------------

     In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Corporation or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

Section 10.07.  Rules by Trustee and Registrar.
                ------------------------------

     The Trustee may make reasonable rules for the administration of this Indenture. Such rules may cover matters relating to action by or at a meeting of Securityholders. The Registrar may make reasonable rules for its functions.

Section 10.08.  Legal Holidays.
                --------------

     A "Legal Holiday" is a Saturday, a Sunday, a legal holiday or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 10.09.  Governing Law.
                -------------

     This Indenture and the Securities shall be governed by the laws of the State of Virginia.

Section 10.10.  No Adverse Interpretation of Other Agreements.
                ---------------------------------------------

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Corporation or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.11.  Successors.
                ----------

     All agreements of the Corporation in this Indenture and the Securities shall bind its successors.


Dated: July ___, 1997               Genesis Financial Group, Inc.,
                                    a Virginia corporation

                                    By: ___________________________

                                    Its: __________________________

Attest: _________________________
          Secretary